Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

Company Highlights:
•GAAP net income of $0.6 million, or $0.00 per diluted common share
•Distributable earnings1 of $0.07, or $0.18 per diluted common share, excluding $22.9 million of net realized losses from the resolution of certain legacy assets
•Declares cash dividend on common stock of $0.17 per share
•Servicing portfolio of ~$36.31 billion, agency loan originations of $707.6 million
•Structured loan portfolio of ~$12.00 billion, originations of $767.6 million and runoff of $861.0 million
•Closed a $762.6 million collateralized securitization vehicle with enhanced leverage, generating ~$35 million of additional liquidity
•Purchased $30.7 million of stock at an average price of $7.46 per share, or 66% of book value

Uniondale, NY, May 8, 2026 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2026. Arbor reported net income for the quarter of $0.6 million, or $0.00 per diluted common share, compared to net income of $30.4 million, or $0.16 per diluted common share for the quarter ended March 31, 2025. Distributable earnings for the quarter was $14.4 million, or $0.07 per diluted common share, compared to $57.3 million, or $0.28 per diluted common share for the quarter ended March 31, 2025.

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	March 31, 2026	December 31, 2025
Fannie Mae	$570,815	$1,068,889
Freddie Mac	91,255	493,294
FHA	45,507	62,104
SFR-Fixed Rate	—	3,857
Total Originations	$707,577	$1,628,144

Total Loan Sales	$670,972	$1,539,801

Total Loan Commitments	$733,860	$1,602,180
For the quarter ended March 31, 2026, the Agency Business generated revenues of $57.9 million, compared to $81.0 million for the fourth quarter of 2025. Gain on sales, including fee-based services, net was $12.5 million for the quarter, reflecting a margin of 1.86%, compared to $20.9 million and 1.36% for the fourth quarter of 2025. Income from mortgage servicing rights was $9.7 million for the quarter, reflecting a rate of 1.32% as a percentage of loan commitments, compared to $19.9 million and 1.24% for the fourth quarter of 2025.
At March 31, 2026, loans held-for-sale was $443.2 million, with financing associated with these loans totaling $424.9 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $36.31 billion at March 31, 2026. Servicing revenue, net was $25.7 million for the quarter and consisted of servicing revenue of $44.0 million, net of amortization of mortgage servicing rights totaling $18.3 million.

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	March 31, 2026			December 31, 2025
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$24,261,724	44.4	5.4	$24,085,960	44.7	5.5
Freddie Mac	7,368,979	18.2	5.7	7,455,088	18.3	5.9
Private Label	2,554,209	18.7	4.3	2,558,048	18.7	4.5
FHA	1,584,644	13.8	19.0	1,549,483	13.9	19.1
Bridge	277,523	10.4	2.0	277,738	10.4	2.2
SFR-Fixed Rate	264,008	20.0	3.8	277,490	20.0	4.0
Total	$36,311,087	35.5	5.9	$36,203,807	35.6	6.1
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $36.1 million for the fair value of the guarantee obligation undertaken at March 31, 2026. The Company recorded a $4.1 million net provision for loss sharing associated with CECL for the first quarter of 2026. At March 31, 2026, the Company’s total CECL allowance for loss-sharing obligations was $70.7 million, representing 0.29% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	March 31, 2026		December 31, 2025
	UPB	%	UPB	%
Bridge:
Multifamily	$405,600	53%	$336,945	30%
SFR	321,122	42%	668,059	61%
	726,722	95%	1,005,004	91%

Construction - Multifamily	40,870	5%	61,206	6%
Mezzanine/Preferred Equity	—	—%	36,922	3%
Total Originations	$767,592	100%	$1,103,132	100%

Number of Loans Originated	6		29

Commitments:
Construction - Multifamily	$113,070		$62,000
SFR	53,000		245,750
Total Commitments	$166,070		$307,750

Loan Runoff	$861,033		$537,519

	Structured Portfolio ($ in thousands)
	March 31, 2026		December 31, 2025
	UPB	%	UPB	%
Bridge:
Multifamily	$7,897,122	66%	$8,143,114	67%
SFR	3,265,802	27%	3,184,910	26%
Other	46,519	<1%	43,734	<1%
	11,209,443	94%	11,371,758	94%

Mezzanine/Preferred Equity	497,961	4%	492,330	4%
Construction - Multifamily	289,889	2%	249,019	2%
Total Portfolio	$11,997,293	100%	$12,113,107	100%

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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At March 31, 2026, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $12.00 billion, with a weighted average interest rate of 6.49%, compared to $12.11 billion and 6.49% at December 31, 2025. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average interest rate was 7.03% at March 31, 2026, compared to 7.08% at December 31, 2025.
The average balance of the Company’s loan and investment portfolio during the first quarter of 2026, excluding loan loss reserves, was $12.04 billion with a weighted average yield of 7.50%, compared to $11.84 billion and 7.38% for the fourth quarter of 2025. The increase in the weighted average yield was primarily due to a net decline in loan delinquencies in the first quarter of 2026, partially offset by a decrease in the average SOFR rate in the first quarter of 2026.
During the first quarter of 2026, the Company recorded a $3.6 million net provision for loan losses associated with CECL. At March 31, 2026, the Company’s total allowance for loan losses was $131.2 million. The Company had nineteen non-performing loans with a UPB of $481.5 million, before related loan loss reserves of $16.1 million, compared to twenty-six non-performing loans with a UPB of $569.1 million, before loan loss reserves of $10.2 million at December 31, 2025. In addition, the Company recorded $12.5 million of impairments on six real estate owned properties.
At March 31, 2026, the Company had no loans that were less than 60 days past due classified as non-accrual, compared to three loans with a total UPB of $48.3 million at December 31, 2025.
During the first quarter of 2026, the Company modified 13 loans to borrowers experiencing financial difficulty with a total UPB of $478.8 million, the majority of which had borrowers investing additional capital to recapitalize their deals. In addition, of the total modified loans for the first quarter, $115.4 million were non-performing at December 31, 2025, and are now current in accordance with their modified terms.
The Company foreclosed on three loans with a UPB totaling $58.9 million, selling one of these foreclosed properties and one existing REO property for $33.0 million.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2026 was $10.71 billion with a weighted average interest rate including fees of 6.40%, as compared to $10.46 billion and a rate of 6.45% at December 31, 2025.
The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2026 was $10.38 billion, as compared to $10.09 billion for the fourth quarter of 2025. The average cost of borrowings for the first quarter of 2026 was 6.67%, compared to 6.81% for the fourth quarter of 2025. The decrease in average cost was primarily due to a decrease in the average SOFR rate in the first quarter of 2026, partially offset by the issuance of $400 million of senior unsecured notes in December 2025.
The Company completed a $762.6 million collateralized securitization secured initially by a portfolio of real estate related assets and cash. Investment grade-rated notes totaling $674.0 million were issued, and the Company retained subordinate interests in the issuing vehicle of $88.6 million. The facility has

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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a two and a half year asset replenishment period and an initial weighted average interest rate of 1.73% over term SOFR, excluding fees and transaction costs.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.17 per share of common stock for the quarter ended March 31, 2026. The dividend is payable on June 5, 2026 to common stockholders of record on May 22, 2026.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 267-6316 for domestic callers and (203) 518-9783 for international callers. Please use participant passcode ABRQ126 when prompted by the operator.
A telephonic replay of the call will be available until May 15, 2026. The replay dial-in numbers are (800) 938-1603 for domestic callers and (402) 220-1549 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2025 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last two pages of this release.

Contact:	Arbor Realty Trust, Inc. Investor Relations 516-506-4200 InvestorRelations@arbor.com

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2026	2025
Interest income	$235,047	$240,693
Interest expense	175,202	165,251
Net interest income	59,845	75,442
Other revenue:
Gain on sales, including fee-based services, net	12,505	12,781
Mortgage servicing rights	9,660	8,131
Servicing revenue, net	25,740	25,603
Property operating income	8,060	4,387
(Loss) gain on derivative instruments, net	(493)	3,400
Other income, net	2,074	4,419
Total other revenue	57,546	58,721
Other expenses:
Employee compensation and benefits	47,684	46,036
Selling and administrative	16,953	16,312
Property operating expenses	11,964	3,474
Depreciation and amortization	7,104	3,744
Impairment loss on real estate owned	12,500	—
Provision for loss sharing, net	4,537	1,786
Provision for credit losses, net	5,816	9,075
Total other expenses	106,558	80,427
Income before extinguishment of debt, loss on real estate, income (loss) from equity affiliates and income taxes	10,833	53,736
Loss on extinguishment of debt	—	(2,319)
Loss on real estate	(2,136)	(2,810)
Income (loss) from equity affiliates	4,411	(1,634)
Provision for income taxes	(2,085)	(3,591)
Net income	11,023	43,382
Preferred stock dividends	10,342	10,342
Net income attributable to noncontrolling interest	52	2,602
Net income attributable to common stockholders	$629	$30,438

Basic earnings per common share	$0.00	$0.16
Diluted earnings per common share	$0.00	$0.16

Weighted average shares outstanding:
Basic	194,194,906	190,060,776
Diluted	211,735,731	206,862,320

Dividends declared per common share	$0.30	$0.43

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	March 31, 2026
	(Unaudited)	December 31, 2025
Assets:
Cash and cash equivalents	$407,126	$482,875
Restricted cash	393,529	67,347
Loans and investments, net (allowance for credit losses of $131,223 and $145,971)	11,835,381	11,934,248
Loans held-for-sale, net	443,218	409,081
Capitalized mortgage servicing rights, net	331,929	340,842
Securities held-to-maturity, net (allowance for credit losses of $15,125 and $17,013)	155,469	156,087
Investments in equity affiliates	56,747	57,966
Real estate owned, net	520,766	498,938
Due from related party	35,251	6,534
Goodwill and other intangible assets	86,161	86,553
Other assets	426,908	454,432
Total assets	$14,692,485	$14,494,903

Liabilities and Equity:
Credit and repurchase facilities	$4,967,952	$5,149,651
Securitized debt	3,931,468	3,468,258
Senior unsecured notes	2,030,947	2,029,078
Junior subordinated notes to subsidiary trust issuing preferred securities	145,707	145,497
Notes payable - real estate owned	253,189	222,965
Due to related party	1,758	501
Due to borrowers	29,992	33,451
Allowance for loss-sharing obligations	106,773	97,579
Other liabilities	245,649	280,770
Total liabilities	11,713,435	11,427,750

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,683	633,683
Special voting preferred shares - 16,170,218 and 16,169,858 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 192,370,465 and 195,491,855 shares issued and outstanding	1,924	1,955
Additional paid-in capital	2,428,500	2,454,312
Accumulated deficit	(194,058)	(136,597)
Total Arbor Realty Trust, Inc. stockholders' equity	2,870,049	2,953,353
Noncontrolling interest	109,001	113,800
Total equity	2,979,050	3,067,153
Total liabilities and equity	$14,692,485	$14,494,903

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended March 31, 2026
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$224,394	$10,653	$—	$235,047
Interest expense	170,814	4,388	—	175,202
Net interest income	53,580	6,265	—	59,845
Other revenue:
Gain on sales, including fee-based services, net	—	12,505	—	12,505
Mortgage servicing rights	—	9,660	—	9,660
Servicing revenue	—	44,033	—	44,033
Amortization of MSRs	—	(18,293)	—	(18,293)
Property operating income	8,060	—	—	8,060
Loss on derivative instruments, net	—	(493)	—	(493)
Other income (loss), net	2,223	(149)	—	2,074
Total other revenue	10,283	47,263	—	57,546
Other expenses:
Employee compensation and benefits	18,862	28,822	—	47,684
Selling and administrative	9,150	7,803	—	16,953
Property operating expenses	11,964	—	—	11,964
Depreciation and amortization	6,713	391	—	7,104
Impairment loss on real estate owned	12,500	—	—	12,500
Provision for loss sharing, net	—	4,537	—	4,537
Provision for credit losses, net	3,644	2,172	—	5,816
Total other expenses	62,833	43,725	—	106,558
Income before loss on real estate, income from equity affiliates and income taxes	1,030	9,803	—	10,833
Loss on real estate	(2,136)	—	—	(2,136)
Income from equity affiliates	4,411	—	—	4,411
Benefit from (provision for) income taxes	83	(2,168)	—	(2,085)
Net income	3,388	7,635	—	11,023
Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	52	52
Net (loss) income attributable to common stockholders	$(6,954)	$7,635	$(52)	$629
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	March 31, 2026
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$89,285	$317,841	$407,126
Restricted cash	359,569	33,960	393,529
Loans and investments, net	11,835,381	—	11,835,381
Loans held-for-sale, net	—	443,218	443,218
Capitalized mortgage servicing rights, net	—	331,929	331,929
Securities held-to-maturity, net	—	155,469	155,469
Investments in equity affiliates	56,747	—	56,747
Real estate owned, net	520,766	—	520,766
Goodwill and other intangible assets	12,500	73,661	86,161
Other assets and due from related party	387,609	74,550	462,159
Total assets	$13,261,857	$1,430,628	$14,692,485

Liabilities:
Debt obligations	$10,904,398	$424,865	$11,329,263
Allowance for loss-sharing obligations	—	106,773	106,773
Other liabilities and due to related parties	212,622	64,777	277,399
Total liabilities	$11,117,020	$596,415	$11,713,435

Arbor Realty Trust Reports First Quarter 2026 Results and Declares Dividend of $0.17 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2026	2025
Net income attributable to common stockholders	$629	$30,438
Adjustments:
Net income attributable to noncontrolling interest	52	2,602
Income from mortgage servicing rights	(9,660)	(8,131)
Deferred tax benefit	(2,580)	(137)
Amortization and write-offs of MSRs	19,340	20,864
Depreciation and amortization	7,814	4,568
Loss on extinguishment of debt	—	2,319
Provision for credit losses, net	(20,878)	756
Loss (gain) on derivative instruments, net	1,298	(4,697)
Loss on real estate	12,529	2,810
Stock-based compensation	5,904	5,935
Distributable earnings (1)	$14,448	$57,327

Diluted distributable earnings per share (1)	$0.07	$0.28

Diluted weighted average shares outstanding (1) (2)	211,735,731	206,862,320
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)For the quarter ended March 31, 2025, the diluted weighted average shares outstanding exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when

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management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.